Exhibit 4.12

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AMENDMENT No. 6

This Amendment No. 6 (the “Amendment”) to the License Agreement dated 20 April 1998 by and between

(1)	Shionogi & Co., Ltd., a company incorporated in Japan, whose registered office is at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka, Japan (“Shionogi”); and

(2)	AstraZeneca UK Limited (formerly Zeneca Limited), a company incorporated in England under no. 3674842 whose current registered office is at 2 Kingdom Street, London, W2 6BD, England (“AstraZeneca”)

(together, the “PARTIES”)

as amended (the “License Agreement”) is made effective as of the 1 January 2014 (the “Amendment Effective Date”).

Recitals

WHEREAS, there existed differences between Shionogi and AstraZeneca on the interpretation of the definition of NET SALES under the License Agreement, and on 20 July 2012, Shionogi started ICC arbitration proceedings against AstraZeneca relating to such differences (the “Arbitration Proceedings”);

WHEREAS, on 10 October 2013, AstraZeneca proposed to change the royalty payment structure and extend the royalty payment term under the License Agreement;

WHEREAS, following discussions, the PARTIES reached an agreement (i) on certain changes to the royalty payment structure as well as an extension of the royalty period and (ii) on terms to settle the Arbitration Proceedings; and

WHEREAS, the PARTIES desire to (i) amend the License Agreement by executing this Amendment and (ii) settle the Arbitration Proceedings by executing a settlement agreement simultaneously with this Amendment;

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES, intending to be legally bound, agree as follows:

1	Definitions

Any capitalised term not separately defined in this Amendment shall have the meaning ascribed to it in the License Agreement.

2	Modifications

2.1	The following definitions shall be added to Article 1 of the License Agreement:

“1.1.1
“ADDITIONAL ITEMS” shall mean the items set out in Appendix III to this Agreement, as amended from time to time by the legislation, regulations or other source for such items insofar as such amendments do not materially alter the nature or characterisation of such charges.

1.1.2	“INITIAL PERIOD” shall mean the first seven (7) years from (and including) 1 January 2014.

1.1.3	“PUERTO RICO EXCISE TAX” shall mean the excise tax as introduced by Act 154 of the Government of Puerto Rico on 25 October, 2010, as amended from time to time.

1.1.4	“REVISED STRUCTURE” shall mean the revised royalty payment structure as set forth in Appendix IV to this Agreement.”

2.2	Article 1.15 of the License Agreement shall be replaced in its entirety with the following:

“1.15.1	“PRODUCT NET SALES” shall mean the gross sales of the PRODUCTS by ZENECA, its AFFILIATES or SUBLICENSEES to THIRD PARTIES after deduction of:

(i) normal and customary cash, trade and/or quantity discounts actually allowed,

(ii) amounts repaid or credited by reason of rejection or returns of goods, rebates or bona fide retroactive price reductions determined by ZENECA in good faith,

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(iii) three percent (3%) of the gross amount for the cost of transporting, insurance and special packaging which ZENECA incurs on such sales,

(iv) excise taxes, other consumption taxes and customs duty imposed on the sale, use or distribution of the PRODUCTS, and

(v) governmental or managed care rebates, fees or charges (including but not limited to Medicaid and Medicare rebates in the United States, and other applicable voluntary and chargeback managed market discounts in the United States) that are treated as a deduction from the amount of sales that results in the adjustment of the top line sales figure of profit and loss statements under (i) for the United States, the United States’ generally accepted accounting principles, as applicable from time to time (“US GAAP”); and (ii) for the rest of the world under the generally accepted accounting principles in the country where such sales are made (“Applicable GAAP”) or under the  International Financial Reporting Standards (the “IFRS”), both as applicable from time to time; to the extent such rebates, fees or charges can be logically and reasonably linked with, and apportioned to, the sale of the PRODUCTS.

1.15.2
“COMBINATION PRODUCT NET SALES” shall mean the gross sales of the COMBINATION PRODUCTS by ZENECA, its AFFILIATES or SUBLICENSEES to THIRD PARTIES after deduction of:

(i) normal and customary cash, trade and/or quantity discounts actually allowed,

(ii) amounts repaid or credited by reason of rejection or returns of goods, rebates or bona fide retroactive price reductions determined by ZENECA in good faith,

(iii) three percent (3%) of the gross amount for the cost of transporting, insurance and special packaging which ZENECA incurs on such sales~~.~~,

(iv) excise taxes, other consumption taxes and customs duty imposed on the sale, use or distribution of the COMBINATION PRODUCTS, and

(v) governmental or managed care rebates, fees or charges (including but not limited to Medicaid and Medicare rebates in the United States, and other applicable voluntary and chargeback managed market discounts in the United States) that are treated as a

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deduction from the amount of sales that results in the adjustment of the top line sales figure of profit and loss statements under (i) for the United States, US GAAP; and (ii) for the rest of the world under Applicable GAAP or under the IFRS, both as applicable from time to time; to the extent such rebates, fees or charges can be logically and reasonably linked with, and apportioned to, the sale of the COMBINATION PRODUCTS.

1.15.3
PRODUCT NET SALES and COMBINATION PRODUCT NET SALES shall be calculated using ZENECA’s internal audited systems used to report such sales as adjusted for any of the items under Article 1.15.1 (i) to (v) and Article 1.15.2 (i) to (v) above (“ITEMS (i) to (v)”) not taken into account in such systems.

1.15.4
ITEMS (i) to (v) will exclude charges incurred on intra-group transactions between ZENECA, its AFFILIATES or SUBLICENSEES unless such charges are directly passed-on and specified in the invoice to THIRD PARTIES.  For the avoidance of doubt, the PUERTO RICO EXCISE TAX shall not be deductible.

1.15.5
Notwithstanding whether or not they fall within ITEMS (i) to (v), the ADDITIONAL ITEMS will be deductible with effect from (and including) 1 January 2014 (i.e., from the royalties accruing for the year 2014 onwards).  The ADDITIONAL ITEMS are limited to those specifically named with respect to the specific countries in Appendix III.  For the avoidance of doubt, new charges arising after 1 January 2014 will only be deductible if they fall within ITEMS (i) to (v), and it will be irrelevant in assessing whether such new charges are deductible whether they have the same or a similar nature, characteristic or purpose to the ADDITIONAL ITEMS.

1.15.6
From (and including) 1 January 2014, ZENECA confirms that it will calculate the “gross sales” and “gross amount” for the purpose of royalties calculations under Articles 1.15.1 and 1.15.2 above in a manner consistent with its past practice before 1 January 2014.”

2.3	The reference in Article 2.1 of the License Agreement to Article 4.5 shall be replaced by a reference to Article 4.5.1 as set out further below in this Amendment.

2.4	Article 4.2 of the License Agreement shall be replaced in its entirety with the following:

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“4.2
As from 1 January 2014, in addition to the foregoing non-refundable payments and to any royalties payable pursuant to Article 4.3, ZENECA shall pay SHIONOGI running royalties on PRODUCT NET SALES according to the terms of the REVISED STRUCTURE.

During the INITIAL PERIOD, (i) royalty payments in respect of PRODUCTS will be made according to the column headed “First 7 Years” in the REVISED STRUCTURE; (ii) if PRODUCT NET SALES exceed US$ [***] for 2014 and 2015, additional royalties milestone triggers will be added for each further (US$ [***])  (e.g. at US$ [***], US$ [***] etc.), with the payment due for each such milestone being [***]% of the relevant royalties milestone trigger (e.g. US$ [***] payment at the US$ [***] royalties milestone trigger in respect of sales exceeding US$ [***] and equal to or below US$ [***], US$ [***] at the US$ [***] royalties milestone trigger, etc.); (iii) ZENECA will make minimum royalty payments in respect of PRODUCTS of US$ [***] for each of 2014 and 2015, US$ [***] for 2016, and US$ [***] for each of 2017, 2018, 2019 and 2020; and (iv) ZENECA’s maximum royalty payments in respect of PRODUCTS will be US$[***] for 2016, and US$[***] for each of 2017, 2018, 2019 and 2020. By way of example of how the PARTIES intend the maximum royalty payments in paragraph (iv) will operate: if in 2016 PRODUCT NET SALES are over US$[***], this would trigger a royalty payment of US$[***] under Appendix IV; however, because this payment exceeds the maximum amount set out in paragraph (iv) above, the actual payment to be made by ZENECA will be US$[***].

Upon the expiry of the INITIAL PERIOD, (i) royalty payments in respect of PRODUCTS will be made according to the column headed “Year 8 (2021) to year 10 (2023), where yearly sales exceed $[***]” in the REVISED STRUCTURE, and (ii) (subject to the following paragraph) the maximum royalty payments in respect of PRODUCTS to be made by ZENECA in each year after the expiry of the INITIAL PERIOD shall be US$ [***].

Further and in any event, after the expiry of the INITIAL PERIOD the REVISED STRUCTURE shall cease to apply at the end of the last day of the year preceding any

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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year in which PRODUCT NET SALES fall below US$ [***] or on 31 December 2023, whichever is first, and no further royalties shall thereafter be payable in respect of PRODUCTS.  Moreover, any royalties payments provisionally made in relation to the year where PRODUCT NET SALES fall below US$ [***] will be reimbursed by SHIONOGI to ZENECA, without interest.”

2.5	Article 4.3 of the License Agreement shall be replaced in its entirety with the following:

“4.3.1	In addition to the foregoing payments, ZENECA shall pay SHIONOGI, on a country by country basis in the TERRITORY, running royalties on COMBINATION PRODUCT NET SALES based on the following formula:

[***]

The applicable royalty rate shall be equal to the following:

(i)	For the first two (2) years after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the COMBINATION PRODUCT NET SALES in such country

(ii)	For the third (3rd) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the COMBINATION PRODUCT NET SALES in such country

(iii)	For the fourth (4th) and fifth (5th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the COMBINATION PRODUCT NET SALES in such country

(iv)	For the sixth (6th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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[***] percent ([***]%) of the COMBINATION PRODUCT NET SALES in such country

(v)
For the seventh (7th) year, and for any subsequent year, after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the COMBINATION PRODUCT NET SALES in such country

ZENECA’s obligation to pay running royalties on COMBINATION PRODUCT NET SALES shall continue on a country by country basis until the expiration of the last to expire of the PATENTS listed in Appendix II in the country where the LICENSED PRODUCTS are sold or until the expiration of a ten (10) year period from the first launch of the LICENSED PRODUCTS in such country, whichever comes later.

4.3.2
In the event that, in a country in the TERRITORY, as reported by an internationally recognized independent supplier of sales data acceptable to ZENECA and SHIONOGI, the volume share of non-ZENECA derived LICENSED PRODUCTS that is commercialized exceeds [***] percent ([***]%) of the total sales of all LICENSED PRODUCTS in that country, ZENECA shall have the right to [***] in the given country.  For the avoidance of doubt, such [***] shall not affect ZENECA’s obligation to make minimum royalty payments set forth in subsection (iii) of the second paragraph of Article 4.2.

In the event that, in a country in the TERRITORY, as reported by an internationally recognised independent supplier of sales data acceptable to ZENECA and SHIONOGI, the volume share of non-ZENECA derived LICENSED PRODUCTS that is commercialised represents [***] ([***]%) or more of the total sales of all LICENSED PRODUCTS in that country (hereinafter referred to as the “RELEVANT SHARE”), then the royalty rate in respect of the COMBINATION PRODUCTS in that country will be [***] to [***] percent ([***]%), or [***] percent ([***]%) in the first three (3) years, as the case may be, provided that such change in the royalty rate shall not affect the obligations of ZENECA to pay the running royalties in respect of PRODUCT NET SALES under Article 4.2.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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The PARTIES acknowledge and agree that the foregoing Articles 4.2 and 4.3 may apply to situations in which, by reason of invalidity or absence of any PATENTS, ZENECA may be paying royalties based solely on its license to the KNOW-HOW and that the adjustments provided for in these Articles have been established by the PARTIES as the means whereby in such a case the value of such license can be determined independently of the PATENTS during the remainder of the royalty period.

The PARTIES further acknowledge and agree that, as recited above, further to an initial proposal by ZENECA, SHIONOGI agreed to consider a revised royalty structure as an accommodation to ZENECA, following which the PARTIES negotiated and agreed upon the mutually acceptable REVISED STRUCTURE set forth in this Amendment, including Articles 4.2 and 4.3 hereto.  Furthermore, the PARTIES acknowledge and agree that such terms provide payments to SHIONOGI in accordance with applicable law, and that such terms are not in any way subject to, or the result of, patent leverage or misuse.  ZENECA hereby waives its rights to claim or assert patent misuse against SHIONOGI with respect to the royalty payments being made pursuant to the REVISED STRUCTURE.”

2.6
For the avoidance of doubt, the PARTIES hereby agree that the entry into this Amendment Agreement shall not be interpreted under applicable law as reflecting an acceptance by either PARTY of any particular interpretation of the formula used to calculate COMBINATION PRODUCTS NET SALES set forth in the original License Agreement.

2.7	Article 4.5 shall be replaced in its entirety with the following:

“4.5.1.
The running royalties for COMBINATION PRODUCTS shall be calculated quarterly as of the first day of January, April, July and October, respectively, for the preceding quarter.    ZENECA shall pay the running royalties in conjunction with the delivery of a written report to SHIONOGI within sixty (60) days after the end of each calendar quarter which shows, with respect to each country and each COMBINATION PRODUCT, the volume and COMBINATION PRODUCT NET SALES.

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Upon the beginning of the second full calendar year after the first launch of the LICENSED PRODUCTS in U.K., Germany, Italy, France, the U.S.A or Japan, (hereinafter referred to as the "FIRST LAUNCH"), ZENECA shall be obligated to pay an annual minimum royalty to SHIONOGI.

If the sum of running royalties already paid or payable in accordance with Article 4.3.1 above for a calendar year, when an annual minimum royalty is applicable, is less than the annual minimum royalty for such a calendar year, ZENECA shall pay the difference between the annual minimum royalty and the sum of running royalties already paid or payable in accordance with Article 4.3.1. Payment of this remaining amount, if any, shall accompany the calendar year-end report and any running royalty payment due at that time under Article 4.3.1.

The annual minimum royalty shall be as follows:

The first year:	[***] Japanese Yen (JP¥ [***].-)
The second year:	[***] Japanese Yen (JP¥ [***].-)
The third year:	[***] Japanese Yen (JP¥ [***].-)
The fourth year:	[***] Japanese Yen (JP¥ [***].-)
The fifth year:	[***] Japanese Yen (JP¥ [***].-)
The sixth year:	[***] Japanese Yen (JP¥ [***],-)

In the event that (i) ZENECA has not launched the LICENSED PRODUCTS in the U.S.A. by the beginning of the second full calendar year after the FIRST LAUNCH due to reasons beyond the reasonable control of ZENECA, or (ii) ZENECA withdraws the LICENSED PRODUCTS from sale in the U.S.A. in accordance with Article 4.3.1 or Article 13.3, then the PARTIES will meet to negotiate in good faith a reduction in the annual minimum royalties set out in this Article 4.5.1, to reflect the reduced commercial viability of the LICENSED PRODUCTS.”

2.8	A new Article 4.5.2 shall be added to the License Agreement immediately following Article 4.5.1, as follows.

“4.5.2	Each year, by 30 May, 29 August and 29 November, ZENECA shall make a provisional payment of the running royalties for PRODUCT NET SALES, in conjunction with the delivery of a quarterly report in the format set out in Appendix VI to this Agreement,

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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based on the following formula, intended to ensure that accurate projected royalties are updated on a quarterly basis, based on sales to date during the relevant year, and with true-up adjustments being effected at the end of the second, third and fourth quarters of each year:

Quarterly payment = ((A / 4) X N) - Y
Whereby the Applicable yearly milestone is derived by calculating estimated full year sales.
Estimated full year sales = (S / N) X 4
Where:
Applicable yearly milestone = A
Number of quarters to date = N
YTD payments made to date = Y (US$ before conversion)
YTD sales = S

By 28 February each year (starting February 2015), ZENECA shall calculate the amount of the annual running royalties for the prior year in accordance with the following procedure and, in conjunction with the delivery of an annual report in the format set out in Appendix VI to this Agreement, pay the difference between such amount and the amount paid during the last three quarters (in US$ before conversion).  If the amount paid by ZENECA cumulatively (in US$) in the prior three quarters exceeds the amount payable by ZENECA as the annual running royalties for the prior year, SHIONOGI shall refund such difference without any interest by the end of March.  The amount of the running royalties shall be calculated annually as of the last date of each year in accordance with Appendix IV and the above procedure.

Where calculations of deductions from the gross sales under Article 1.15 are based on accruals, ZENECA shall calculate the actual amounts to be deducted as soon as reasonably possible following the end of the year.  Where any adjustments required by the calculation of the actual amounts lead to a change in the royalties payable, a true-up adjustment will be made.  By exception to this mechanism, the PARTIES agree that for the last year where royalties will be payable in relation to PRODUCTS, the final payment due by 28 February of the following year will be calculated on the basis of accruals alone and any subsequent calculation of the actuals will not lead to a true-up adjustment.

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An example of this calculation is provided in Appendix V.”

2.9	A new Article 4.5.3 shall be added to the License Agreement immediately following Article 4.5.2, as follows.

“4.5.3
In calculating the running royalties: (I) All sales of the LICENSED PRODUCTS that are treated as a sale within a given year under Applicable GAAP shall be taken into account for the purpose of the calculation of the PRODUCT NET SALES and COMBINATION PRODUCT NET SALES of that year;  (II) Only deductions of the items specified in Article 1.15.1 (i), (ii), (iv) and (v) and in Article 1.15.2 (i), (ii), (iv) and (v) that are reflected in the profit and loss statement for any particular year under Applicable GAAP shall be taken into account in the calculation of the PRODUCT NET SALES and COMBINATION PRODUCT NET SALES in that year; (III) As to the ADDITIONAL ITEMS, ZENECA shall apply the deductions against sales during the year when the payment is made or on an accruals basis, as may be required or allowed under US GAAP for the United States, or under Applicable GAAP or IFRS for the rest of the world; (IV) Any conversion into US dollars of the amount that was paid or payable by ZENECA, its AFFILIATES or SUBLICENSEES in another currency shall be determined using the rates of exchange consistently used by ZENECA’s internal accounting systems, which rates of exchange are approved by ZENECA’s independent auditors for use in ZENECA’s financial statements.”

2.10	Article 4.6 of the License Agreement shall be replaced in its entirety with the following:

“4.6.1
ZENECA agrees to keep or cause to be kept accurate records or books of account in accordance with U.K. generally accepted accounting principles and, in the case of its AFFILIATES and SUBLICENSEES who made sales to THIRD PARTIES, Applicable GAAP, showing the information which is necessary for the accurate determination of the running royalties due hereunder. ZENECA further agrees to permit a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the PARTIES (a “Royalties Auditor”) to inspect during regular business hours and no more than once a year, and going back no more than three (3) years preceding the current year, all or any part of ZENECA’s records and books necessary to check the accuracy of the running royalties paid. The

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charges of the independent accounting firm shall be paid by SHIONOGI; except if the royalties have been understated by more than four percent (4%), then the charges shall be paid by ZENECA.

4.6.2
SHIONOGI shall be granted special information request and/or audit rights in relation to the  REVISED STRUCTURE in the following circumstances:

(a)  Where ZENECA’s reported PRODUCT NET SALES to SHIONOGI fall within US$ [***] of the next royalty milestone trigger, Shionogi shall be entitled to issue reasonable requests for information relating to any ADDITIONAL ITEMS the value of which would be material in assessing whether a royalties milestone trigger has been reached.  Insofar as the answer to these reasonable requests for information, in SHIONOGI’s reasonable opinion, shows that the PRODUCT NET SALES have been understated and SHIONOGI has a reasonable basis to believe that the PRODUCT NET SALES may fall within US$ [***] of the next royalties milestone trigger, ZENECA agrees to permit a Royalties Auditor to inspect during regular business hours and no more than once each year, and going back no more than the one (1) year preceding the current year, all or any part of ZENECA’s records and books necessary to check the accuracy of the ADDITIONAL ITEMS calculation in respect of PRODUCT NET SALES.  The charges of the Royalties Auditor shall be paid by SHIONOGI; except if the Royalties Auditor confirms that the PRODUCT NET SALES fall within US$ [***] of the next royalties milestone trigger, then the charges shall be shared equally between ZENECA and SHIONOGI; and except if the PRODUCT NET SALES have been understated by more than four percent (4%), then the charges shall be paid by ZENECA.

(b)  Where ZENECA’s reported PRODUCT NET SALES to SHIONOGI fall within US$ [***] of the next royalty milestone trigger, ZENECA agrees to permit a Royalties Auditor to inspect during regular business hours and no more than once each year, and going back no more than the one (1) year preceding the current year, all or any part of ZENECA’s records and books necessary to check the accuracy of the ADDITIONAL ITEMS calculation in respect of PRODUCT NET SALES.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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The charges of the Royalties Auditor shall be shared equally between ZENECA and SHIONOGI; except if PRODUCT NET SALES have been understated by more than four percent (4%), then the charges shall be paid by ZENECA

(c)  Where ZENECA’s net sales in relation to the PRODUCT, as publicly reported in ZENECA’s consolidated accounts, once the value of the ADDITIONAL ITEMS and of the 3% deduction pursuant to Article 1.15.1(iii) has been subtracted, would fall above a royalties milestone trigger, but where ZENECA’s reported PRODUCT NET SALES to SHIONOGI fall below the same royalties milestone trigger, ZENECA agrees to permit a Royalties Auditor to inspect during regular business hours and no more than once each year, and going back no more than the one (1) year preceding the current year, all or any part of ZENECA’s records and books necessary to understand the discrepancy between ZENECA’s net sales in relation to the PRODUCT, as publicly reported in ZENECA’s consolidated accounts and ZENECA’s PRODUCT NET SALES as reported to SHIONOGI.  The charges of the Royalties Auditor shall be shared equally between ZENECA and SHIONOGI; except if PRODUCT NET SALES have been understated by more than four percent (4%), then the charges shall be paid by ZENECA.

4.6.3	SHIONOGI’s exercise of its special audit right under Article 4.6.2 above shall not preclude SHIONOGI from exercising its standard three (3) years audit right under Article 4.6.1 above if it deems so necessary, on the understanding that any items audited in the context of the special audit right will not be re-audited for the same year as part of SHIONOGI’s exercise of its standard three (3) years audit right. However, insofar as SHIONOGI has exercised its standard audit right in relation to a year, it may not also initiate a special audit right for that same year.

4.6.4
ZENECA and SHIONOGI may claim overpayments or underpayments of running royalties and request SHIONOGI and/or ZENECA, as applicable, to refund or credit the amount overpaid or underpaid only with respect to such amounts overpaid or underpaid for the immediately preceding three (3) years, but not relating to any period prior to 1 January 2014.”

2.11	Article 4.8 of the License Agreement shall be replaced in its entirety with the following:

“4.8	All payments required under this Article 4 shall be made in Japanese Yen.

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For the purpose of computing the COMBINATION PRODUCT NET SALES in a certain calendar month in a currency other than Japanese Yen, such currency will be converted into Japanese Yen in accordance with the rates of exchange for such calendar month used by ZENECA's internal accounting systems, which rates of exchange are approved by ZENECA's independent auditors for use in ZENECA's financial statements.

For the purpose of computing the PRODUCT NET SALES in a certain calendar month in a currency other than US$, such currency will be converted into US$ for the application of the REVISED STRUCTURE in accordance with the rates of exchange for such calendar month used by ZENECA's internal accounting systems, which rates of exchange are approved by ZENECA's independent auditors for use in ZENECA's financial statements.

For the purpose of the payments to SHIONOGI or to ZENECA pursuant to Article 4.5.2 above and the REVISED STRUCTURE, the US$ amounts payable to SHIONOGI or to ZENECA will be converted into Japanese Yen in accordance with the average of rates of exchange for three (3)  calendar months (i.e., a calendar quarter) immediately preceding the payment date used by ZENECA's internal accounting systems, which rates of exchange are approved by ZENECA's independent auditors for use in ZENECA's financial statements. ”

2.12	References to “NET SALES” in Article 4.8 and 11.9 of the License Agreement shall be replaced with references to “PRODUCT NET SALES and COMBINATION PRODUCT NET SALES”.

2.13	Article 13.1 of the License Agreement shall be replaced in its entirety with the following:

“13.1	This Agreement shall become effective as of the EFFECTIVE DATE and expires when ZENECA’s obligations to pay running royalties according to Articles 4.2 and 4.3 are fully satisfied.”

2.14	Article 13.2 of the License Agreement shall be replaced in its entirety with the following:

“13.2.1	If ZENECA determines that it is not feasible for ZENECA to pursue the development, launch or sale of LICENSED PRODUCTS due to a scientific, technical, regulatory

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and/or commercial reason, including but not limited to (i) adverse events of the COMPOUNDS or LICENSED PRODUCTS or (ii) marketability of the LICENSED PRODUCTS or (iii) reasons related to patent coverage, ZENECA shall promptly notify SHIONOGI in writing of such determination and provide SHIONOGI with the pertinent information with respect thereto.  Promptly following the receipt of such notice from ZENECA, the PARTIES shall discuss the situation in good faith. Following such discussion, ZENECA may terminate this Agreement.

For the avoidance of doubt, and subject to Article 13.2.2 below, the minimum royalties payable pursuant to Article 4.2 shall survive the termination of this Agreement.

13.2.2
If the FDA in the United States or the Regulatory Authority in France requires that the LICENSED PRODUCT known as Crestor is withdrawn from the US or France for safety reasons, and in such case ZENECA takes the decision that it is no longer feasible for ZENECA to pursue the sale of Crestor, ZENECA shall promptly notify SHIONOGI in writing of such decision and ZENECA may terminate this Agreement in its entirety upon 30 days prior written notice.  If ZENECA terminates this Agreement in accordance with this Article 13.2.2, then the minimum royalties payable pursuant to Article 4.2 above shall not survive such termination.”

2.15	Article 13.9 of the License Agreement shall be replaced in its entirety with the following:

“13.9	Articles 4.6, 5, 7, 8, 10, 13.4, 13.6, 13.7, 13.8 and 14 shall survive the termination or expiration of this Agreement.”

2.16	Article 6.6 of the License Agreement shall be replaced in its entirety with the following:

“6.6
ZENECA hereby confirms that it has no intention to market [***] (hereinafter referred to as the “COMPETITIVE PRODUCTS”) [***].  If ZENECA should decide to [***], ZENECA shall so inform SHIONOGI in writing and the PARTIES shall negotiate in good faith how to deal with the issue.  This clause shall remain in force until ZENECA’s obligations to pay running royalties according to Article 4.3.1 expire.”

2.17	Appendixes III, IV, V and VI as attached to this Amendment shall be added to and constitute a part of the License Agreement.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

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2.18	For the purpose of this Amendment Agreement, any reference to a “year” in the Articles inserted or amended in the License Agreement shall be interpreted as a reference to a calendar year.

3	Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

4	Entire Agreement

This Amendment, together with the License Agreement, constitutes the entire agreement between the PARTIES with respect to the subject matter of the License Agreement.  The License Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the License Agreement. Each PARTY confirms that it is not relying on any representations, warranties or covenants of the other PARTY except as specifically set out in the License Agreement. Nothing in this Amendment is intended to limit or exclude any liability for fraud. The PARTIES hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the License Agreement shall remain in full force and effect.

Execution

THIS AMENDMENT IS EXECUTED by the authorised representatives of the PARTIES as of 25 December 2013.

SIGNED for and on behalf of AstraZeneca UK Limited		SIGNED for and on behalf of Shionogi & Co., Ltd.

/s/ Liam McIlveen		/s/ Isao Teshirogi

Signature		Signature

Name:	William (Liam) McIlveen	Name:	Isao Teshirogi
Title:	Authorised Signatory	Title:	President and Representative Director

Execution Copy	Page 17 of 23

Appendix III

(List of Additional Items)

Item		Country
[***]		[***]
[***]
[***]		[***]
[***]
[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]
[***]

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 18 of 23

[***]
[***]
[***]
[***]
[***]
[***]		[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 19 of 23

Appendix IV

(REVISED STRUCTURE)

INITIAL PERIOD: First 7 years (up to and including 2020)		Year 8 (2021) to year 10 (2023), where yearly sales exceed $[***]
Trigger (PRODUCT NET SALES: USDM)	Payment (USDM)	Trigger (PRODUCT NET SALES: USDM)	Payment (USDM)
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Over [***]	[***]	Over [***]	[***]
Min. for 2017 to 2020: [***]		Over [***]	[***]
Min. for 2014 : [***]		Over [***]	[***]
Min. for 2015 : [***]		Over [***]	[***]
Min. for 2016 : [***]		Over [***]	[***]
Max. for 2016 : [***]		Over [***]	[***]
Max. for 2017 : [***]		Over [***]	[***]
Max. for 2018 : [***]		Over or equal to [***]	[***]
Max. for 2019 : [***]
Max. for 2020 : [***]

◆	The INITIAL PERIOD will be seven (7) years (2014-2020).
◆	During the INITIAL PERIOD, for sales above $[***], annual Net Sales will continue with $[***] increment trigger, with the payment at [***]% of the trigger amount.
◆	The minimum royalty for 2014 and 2015 will be $[***] each, for 2016 will be $[***], and $[***] for the other years of the INITIAL PERIOD.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 20 of 23

◆	The maximum royalty for 2016 will be $[***], and $[***] for the years 2017, 2018, 2019 and 2020.
◆
The extended royalty period for PRODUCT will come to an end on the last day of the previous year of the year in which the annual PRODUCT NET SALES drop below $[***] or at the end of 2023, whichever takes place first. The REVISED STRUCTURE will not affect the Parties’ rights and obligations, or extend the royalty period in respect of COMBINATION PRODUCTS.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 21 of 23

Appendix V

(Example of Quarterly Royalty Calculation in year 2016 (Minimum Royalty
$[***]; Maximum Royalty $[***]))

	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Quarterly Net Sales	$[***]	$[***]	$[***]	$[***]
Projected Product Net Sales for the year	$[***]	$[***]	$[***]	$[***]
Applicable yearly milestone payment	$[***]	$[***]	$[***]	$[***]
Quarterly Payment	$[***]	$[***]	$[***]	$[***]

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 22 of 23

Appendix VI

(Quarterly/Annual Royalty Report)

■	Net Sales – Quarterly and Annual report

Quarter			Unit: USDM
Country	Net Sales before Additional Items	Deduction of Additional Items(*)	Net Sales

■	Deductions under Article 1.15.1(iii) – Quarterly and Annual report

3% deduction from gross amounts pursuant to Article 1.15.1(iii) for the previous quarter and year: [xxxxxx]

■	Breakdown of Additional Items – Annual report (*)

Year		Unit: USD
Additional Items		Amount
[***]	[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

Execution Copy	Page 23 of 23

[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]	[***]
[***]
[***]
TOTAL VALUE

*: In the event that there occurs significant change in the amount of any Additional Items, SHIONOGI shall have the right to request reasonable explanation concerning change factors and ZENECA shall use reasonable efforts to provide such explanation in a timely manner.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.